UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Church & Dwight Co., Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! CHURCH & DWIGHT CO., INC. 2025 Annual Meeting Vote by April 30, 2025 11:59 PM ET. For shares held in a Plan, vote by April 29, 2025 10:00 AM ET. CHURCH & DWIGHT CO., INC. PRINCETON SOUTH CORPORATE PARK 500 CHARLES EWING BOULEVARD EWING, NJ 08628 V63512-P26866 You invested in CHURCH & DWIGHT CO., INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 1, 2025. Get informed before you vote View the Notice of Annual Meeting, Proxy Statement and 2024 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 17, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 1, 2025 12:00 p.m. EDT Virtually at: www.virtualshareholdermeeting.com/CHD2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of 12 nominees to serve as directors for a term of one year;	
	Nominees:	
1a.	Bradlen S. Cashaw	For
1b.	Richard A. Dierker	For
1c.	Matthew T. Farrell	For
1d.	Bradley C. Irwin	For
1e.	Penry W. Price	For
1f.	Susan G. Saideman	For
1g.	Ravichandra K. Saligram	For
1h.	Robert K. Shearer	For
1i.	Michael R. Smith	For
1j.	Janet S. Vergis	For
1k.	Arthur B. Winkleblack	For
1l.	Laurie J. Yoler	For
2.	An advisory vote to approve compensation of our named executive officers;	For
3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;	For
4.	Stockholder Proposal - Support Special Shareholder Meeting Improvement.	Against
To act on such other business as may properly be brought before the meeting and any adjournments or postponements thereof.		

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V63513-P26866